THE SECURITIES TO WHICH THIS AGREEMENT AND PLAN OF MERGER RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made effective as of the 26 of April, 2009

AMONG:

USR TECHNOLOGY, INC., a publicly held Nevada corporation

(“USR”)

AND:

ECOLOGIC TRANSPORTATION, INC., a privately held, Nevada corporation

(“ECO”)

AND:

ECOLOGICAL ACQUISITION CORP., a privately held, Nevada corporation

(“USR Sub”)

WHEREAS:

A.      USR Sub is a wholly-owned subsidiary of USR;

B.      The board of directors of each of USR and ECO deem it advisable and in the best interests of their respective companies and shareholders that ECO be merged (the “Merger”) with and into USR Sub, with ECO remaining as the surviving corporation under the name “Ecologic Transportation, Inc.”;

C.      For federal income tax purposes, USR, USR Sub and ECO intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

D.      The boards of directors of each of USR, USR Sub and ECO have approved this Agreement and Plan of Merger (the “Agreement”) and the transactions contemplated hereby; and

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.                       DEFINITIONS

1.1                     Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“ECO” has the meaning ascribed to it in the preamble to this Agreement;

(c)	“ECO Common Stock” has the meaning ascribed to such term in Section 3.3 hereof;

(d)	“ECO Financial Statements” means the financial statements of ECO included in Schedule 10 hereto and forming part of this Agreement;

(e)

“ECO Shares” means the 17,309,486 shares of ECO Common Stock held by the Shareholders, being all of the issued and outstanding securities of ECO beneficially held, either directly or indirectly, by the Shareholders;

(f)	“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the USR Shares;

(g)	“USR” has the meaning ascribed to it in the preamble to this Agreement;

(h)	“USR Common Stock” has the meaning ascribed to it in Section 3.3 hereto;

(i)	“USR Shares” means up to 17,309,486 fully paid and non-assessable shares of the common stock of USR to be issued to the Shareholders on the Closing Date;

(j)	“USR Warrants” has the meaning ascribed to it in Section 4.4 hereto;

(k)

“Closing” means the completion of the Transaction, in accordance with Section 6 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(l)	“Closing Date” means June 1, 2009, or a date mutually agreed upon by the parties hereto;

(m)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(n)	“Code” has the meaning ascribed to such term in Recital C hereto;

(o)

“Loss” means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by any person or entity including damages for lost profits or lost business opportunities;

(p)	“Merger” has the meaning ascribed to such term in Recital B hereto;

(q)	“Merger Consideration” has the meaning ascribed to such term in Section 2.2(e) hereto;

(r)	“OTC Bulletin Board” means the NASDAQ over-the-counter bulletin board;

(s)

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or government or any group comprised of one or more of the foregoing.

(t)	“Patents” means the patents listed in Schedule 13 hereto;

(u)	“Proposed Financing” has the meaning ascribed to such term in Section 3.21 hereto;

(v)	“SEC” means the United States Securities and Exchange Commission;

(w)	“SEC Reports” means the periodic and current reports filed by USR with the SEC pursuant to the 1934 Act;

(x)	“Shareholders” means the Shareholders of ECO listed in Schedule 1 hereto;

(y)	“Surviving Corporation” has the meaning ascribed to such term in Section 2.1 hereto;

(z)

“Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(aa)

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(bb)	“Transaction” means the merger of USR Sub into ECO and the issuance of the USR Shares to the Shareholders;

(cc)	“Transmittal Documents” has the meaning ascribed to such term in Section 2.3 hereto;

(dd)	“1933 Act” means the United States Securities Act of 1933, as amended;

(ee)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended; and,

(ff)	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Shareholders
Schedule 2	-	Directors and Officers of ECO
Schedule 3	-	Directors and Officers of USR
Schedule 4	-	ECO Liabilities
Schedule 5	-	ECO Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 6	-	ECO Material Contracts
Schedule 7A	-	Certificate of U.S. Shareholder
Schedule 7B	-	Certificate of Non-U.S. Shareholder
Schedule 8	-	ECO Employees and Consultants
Schedule 9	-	Trademarks and Patents
Schedule 10	-	ECO Financial Statements
Schedule 11	-	ECO Actions, Proceedings, Judgements, Orders and Claims

1.2                     Currency.  All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.                     MERGER TRANSACTION

2.1                     Merger. On and subject to the terms and conditions of this Agreement, USR Sub will merge with and into ECO at the Effective Time (as defined below). ECO shall be the corporation surviving the Merger (the “Surviving Corporation”).

2.2                     Effect of Merger.

(a)

General. The Merger shall become effective on the date and at the time (the “Effective Time”) ECO and USR Sub file the Articles of Merger with the State of Nevada. The Merger shall have the effect set forth in the Nevada Revised Statutes. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either ECO or USR Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(b)	Articles of Incorporation. The Articles of Incorporation of Surviving Corporation shall be the Articles of Incorporation of ECO immediately prior to the Effective Time.

(c)	Bylaws. The Bylaws of Surviving Corporation shall be the Bylaws of ECO immediately prior to the Effective Time.

(d)

Directors and Officers. The directors and officers of ECO shall be and remain the directors and officers of Surviving Corporation at and as of the Effective Time, each holding the office with the Surviving Corporation that he or she held with ECO immediately prior to the Effective Time.

(e)

Conversion of Securities. At and as of the Effective Time, the ECO Shares shall be converted into the right to receive USR Shares (for each Shareholder a fractional share resulting from conversion of its aggregate holdings will be rounded up to the nearest whole share) which USR Shares will be issued to the Shareholders on a basis of one (1)

USR Share for each ECO Share held (the “Merger Consideration”). No ECO securities shall be deemed to be outstanding or to have any rights other than those described and provided for in this Section 2 at and after the Effective Time.

(f)

Termination of Options to Purchase ECO Shares. At and as of the Effective Time, each outstanding option or right to purchase or acquire any securities of ECO to which ECO is a party shall terminate and no longer represent any right to purchase any securities of ECO, USR or USR Sub.

(g)

Conversion of USR Sub Securities. At and as of the Effective Time, all USR Sub securities shall be converted into 17,309,486 shares of common stock of the Surviving Corporation, as such are constituted immediately following the Effective Time, and shall be registered in the name of USR.

(h)

Dissenting Shares. Each outstanding ECO share, the holder of which has not approved the Transaction and demanded and perfected its demand for payment of the fair value of its shares in accordance with applicable corporate laws (“Appraisal Rights”) and has not effectively withdrawn or lost its right to such payment (“Dissenting Shares”) shall not be converted into or represent a right to receive USR Shares pursuant to Section 2.2(e) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights. Each holder of Dissenting Shares who becomes entitled to payment for its ECO Shares pursuant to Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

(i)

Effect of Merger. On the Effective Date, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of ECO and USR Sub; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of ECO or USR Sub on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in ECO or USR Sub, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of ECO and USR Sub shall be preserved unimpaired, and all liens upon the property of ECO and USR Sub shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

2.3                     Procedure for Exchange of Shares. Immediately after the Effective Time, USR shall mail or cause to be mailed by mail or courier to the Shareholders (excluding the holders of Dissenting Shares) at their addresses as they appear on the books and records of ECO the following documents (the “Transmittal Documents”): (i) a letter of transmittal for the Shareholders to use in surrendering the certificates representing their ECO Shares in exchange for certificates representing the USR Shares to which they are entitled pursuant to the conversion under Section 2.2(e) hereof; (ii) instructions for effecting the surrender of such ECO Shares in exchange for the Merger Consideration; and (iii) an accredited investor certificate in the form attached as Schedule 7A or a Non-U.S. person certificate in the form attached as Schedule 7B to this Agreement. The USR Shares to be issued to the Shareholders shall be, as of the Effective Time, fully paid and non-assessable and shall be issued by USR upon USR’s receipt of the respective Shareholder’s duly executed Transmittal Documents pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act. All certificates representing the USR Shares, when issued in accordance with the terms of this Agreement, will be endorsed with restrictive legends substantially in the same form as the following legends pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to the Shareholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

                           For Selling Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

                           For Selling Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN

COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.4                     No Fractional Shares of USR Common Stock. No certificates or scrip or shares of USR Common Stock representing fractional shares of USR Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of the ECO Shares.

2.5                     Restricted Shares. ECO acknowledges that the USR Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation.

2.6                     Lost Certificates. If any certificate for ECO Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by USR, the posting by such Person of a bond in such reasonable amount as USR may direct as indemnity against any claim that may be made against it with respect to such certificate, USR will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of ECO Common Stock formerly represented thereby.

2.7                     Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of USR, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of USR, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

3.                       REPRESENTATIONS AND WARRANTIES OF ECO

Except as set forth in the disclosure schedules attached hereto, and except as disclosed in the ECO Financial Statements, ECO represents and warrants to USR, and acknowledges that USR is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of USR, as follows:

3.1                     Organization and Good Standing. ECO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2                     Authority. ECO has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “ECO Documents”) to be signed by ECO and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ECO and the consummation by ECO of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of ECO, subject to approval by its stockholders. This Agreement has been, and the other ECO Documents when executed and delivered by ECO will be, duly executed and delivered by ECO and this Agreement is, and the other ECO Documents when executed and delivered by

ECO as contemplated hereby will be, valid and binding obligations of ECO enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3                     Capitalization of ECO. The entire authorized capital stock and other equity securities of ECO consists of: (i) 110,000,000 shares of common stock, par value $0.001 (the “ECO Common Stock”) issued and outstanding as of the date of this Agreement. All of the issued and outstanding ECO Shares have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of the State of Nevada and its articles and bylaws. There are no agreements to which ECO is a party purporting to restrict the transfer of the ECO Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the ECO Common Stock.

3.4                     Shareholders of ECO. The Shareholders, as listed in Schedule 1 to this Agreement, are the only registered holders of the ECO Shares.

3.5                     Directors and Officers of ECO. The duly elected or appointed directors and officers of ECO are as set out in Schedule 2 to this Agreement.

3.6                     Subsidiary. ECO has no subsidiaries

3.7                     Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of ECO under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other material agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ECO, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of ECO; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to ECO or any of its material property or assets.

3.8                     Actions and Proceedings. To the best knowledge of ECO, except as listed on Schedule 14 hereto, there is no action, suit, judgment, claim, demand or proceeding, outstanding or pending, or threatened against or affecting ECO or its subsidiaries, or which involves any of the business, or the properties or assets of ECO that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of ECO taken as a whole (an “ECO Material Adverse Effect”).

3.9                     Compliance.

(a)

To the best knowledge of ECO, ECO and its subsidiaries are in compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of ECO;

(b)

To the best knowledge of ECO, neither ECO nor its subsidiaries are subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a ECO Material Adverse Effect, except as listed on Schedule 14; and

(c)

To the best knowledge of ECO, ECO and its subsidiaries have operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. ECO has not received any notice of any violation thereof, nor is ECO aware of any valid basis therefore.

3.10                   Filings, Consents and Approvals. To the best knowledge of ECO, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by ECO of the Transaction contemplated by this Agreement or to enable ECO to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11                   Absence of Undisclosed Liabilities. Except as disclosed in this Agreement or in the ECO Financial Statements, ECO does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $10,000, which have not heretofore been paid or discharged, other than in the ordinary course of business.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12                   Absence of Changes. Except as disclosed in this Agreement, in Schedule 6 or in the ECO Financial Statements, since December 31, 2009, ECO has not:

(a)

failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of ECO to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled other than to increase salaries of certain employees to market rates in accordance to the projections previously provided USR by ECO; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.13                   Personal Property. ECO possesses, and has good and marketable title of all property necessary for the continued operation of the business of ECO and as presently conducted and as represented to USR. All such property is used in the business of ECO. All such property is in reasonably good operating condition, and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by ECO are owned by ECO free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6 to this Agreement.

3.14                   Intellectual Property. ECO does not have any intellectual property other than as disclosed on Schedule 9.

3.15                   Real Property. ECO does not own any real property but has a month to month lease on its office space. Each of the leases, subleases, claims, capital expenditures, Taxes or other real property interests (collectively, the “Leases”) to which ECO is a party or is bound, as set out in Schedule 5 to this

Agreement, is legal, valid, binding, enforceable and in full force and effect in all material respects. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms on the Closing Date. ECO has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.16                   Material Contracts and Transactions. Schedule 6 to this Agreement lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which ECO is a party (each, a “Contract”). Subject to Section 6.2(p) hereof, the continuation and validity of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.17                   Certain Transactions. ECO is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.18                   No Brokers. ECO has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.19                   Completeness of Disclosure. No representation or warranty by ECO in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to USR pursuant hereto contains or will contain any untrue statement of a material fact.

3.20                   Financial Condition. ECO has delivered all financial statements required under applicable securities laws to be filed by USR in connection with the Transaction, which information is true in all material respects.

3.21                   Stock Consolidation. ECO hereby acknowledges that it is aware that USR will undertake a two (2) old for one (1) new reverse stock split of its authorized and issued and outstanding shares of its common stock prior to the Closing Date (the “Stock Consolidation”).

4.                       REPRESENTATIONS AND WARRANTIES OF USR AND USR SUB

Each of USR and USR Sub represent and warrant to ECO and acknowledge that ECO is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of ECO, as follows:

4.1                     Organization and Good Standing.

                         (a)        USR is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to own, lease and carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of USR.

                         (b)        USR Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. USR Sub was formed solely for the purpose of the Merger and has no business, assets, liabilities, contracts or commitments other than as set forth in this Agreement. There is no pending or threatened proceeding for the dissolution or liquidation of USR Sub.

                         (c)        Except for USR Sub, USR (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person, and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

                         (d)        USR is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a USR Material Adverse Effect (as defined herein).

                         (e)        USR has provided complete and accurate copies of the Articles of Incorporation and Bylaws of USR and USR Sub, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors and stockholders of USR. Neither USR nor USR Sub is in violation of any provisions of its Articles of Incorporation or Bylaws.

4.2                     Authority.

                         (a)        Each of USR and USR Sub has the requisite corporate power and authority to enter into this Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and any other document contemplated by this Agreement (collectively, the “USR Documents”) by USR and USR Sub and the consummation by USR and USR Sub of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of USR and USR Sub. This Agreement has been duly executed and delivered by USR and USR Sub and constitutes a legal, valid and binding obligation of USR and USR Sub, enforceable against each of them in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and, (iii) as limited by public policy.. No vote or approval of the shareholders of USR is required in connection with the Merger.

                         (b)        The execution and delivery by USR and USR Sub of this Agreement does not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of bylaws or other charter documents of USR or USR Sub, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which USR is a party or to which the properties or assets of USR or USR Sub are subject, (iii) create any lien upon any of the properties or assets of USR or USR Sub, or (iv) constitute, or result in, a violation of any law applicable to USR or USR Sub or any of the properties or assets of either of them.

                         (c)        No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other Person is necessary in connection with the execution and delivery of this Agreement by USR and USR Sub or the consummation by USR and USR Sub of the transactions contemplated by this Agreement, except for (i) filing of the Articles of Merger with the Nevada Secretary of State, (ii) the filing of a Form D and related state securities law notices in connection with the issuance of USR Common Stock in connection with the Merger and (iii) the filing of a current report on Form 8-K with the SEC announcing completion of the Merger.

4.3                     Maximum Liabilities. Immediately prior to Closing, other than professional fees, USR will not have any net liabilities or net obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, after taking into account USR’s cash and cash equivalents and receivables, that could in the aggregate exceed $20,000 which have not been paid or discharged at that time.

4.4                     Capitalization of USR.

                         (a)        Prior to the Stock Consolidation, the authorized capital stock of USR consists of 150,000,000 shares of common stock with a par value of $0.001 (the “USR Common Stock”). The issued and outstanding capital stock of USR consists entirely of 15,020,017 shares of USR Common Stock. All issued and outstanding shares of USR Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. There are USR warrants issued to purchase 180,500 pre-consolidated shares of USR common stock at an exercise price of $1.25 per share (the “USR Warrants”). There are no other outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which USR is a party or is bound, requiring or which could require the issuance, sale or transfer by USR of any shares of capital stock of USR or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of USR. There are no stock appreciation rights or similar rights relating to USR. USR will have issued and outstanding no more than 11,020,017 pre consolidated shares of USR Common Stock (5,510,009 post-consolidated shares of USR Common Stock) immediately prior to the issuance of the USR Shares as contemplated by this Agreement. Neither USR nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that USR common stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board.

                         (b)        The authorized capital of USR Sub consists of 150,000,000 shares of common stock, $0.001 par value per share, of which one (1) share is issued and outstanding and held by USR. Other than such outstanding shares, there are no shares of capital stock or other equity securities of USR Sub outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which USR or USR Sub is a party or is bound, requiring or which could require the issuance, sale or transfer by USR or USR Sub of any shares of capital stock of USR Sub, any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of USR Sub. There are no stock appreciation rights or similar rights relating to USR Sub.

                         (c)        To the knowledge of USR, all of the shares of USR Common Stock issued and outstanding immediately prior to the date of this Agreement have been issued in compliance with the 1933 Act and applicable state securities laws in reliance on exemptions from registration or qualification thereunder.

4.5                     Duly Authorized. All of the issued and outstanding shares of USR Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Other than the share issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating USR to issue any additional shares of USR Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from USR any shares of USR Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the USR Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the USR Common Stock.

4.6                     Ownership of USR Sub, No Prior Activities. As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated hereby or thereby, USR Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

4.7                     Directors and Officers of USR. The duly elected or appointed directors and the duly appointed officers of USR are as listed on Schedule 3 to this Agreement.

4.8                     Corporate Records. The books and records of USR have been maintained and preserved in accordance with applicable regulations and business practices. The corporate minutes books of USR and USR Sub are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting. All actions by USR and USR Sub which required director or shareholder approval are reflected on the respective corporate minute books.

4.9                     Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

                         (a)        conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of USR under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to USR or any of its material property or assets;

                         (b)        violate any provision of the applicable incorporation or charter documents of USR; or

                         (c)        violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to USR or any of its material property or assets.

4.10                   Contracts and Commitments.

                         (a)      Except for this Agreement and the agreements and transactions specifically contemplated by this Agreement, neither USR nor USR Sub is a party to or subject to, nor plans to enter into:

                                             (i)            any agreement or other commitments requiring any payments or performance of services by USR or USR Sub;

                                             (ii)          any agreement or other commitments containing covenants limiting the freedom of USR or USR Sub to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in their possession;

                                             (iii)         any license agreement (as licensor or licensee) or royalty agreement;

                                             (iv)         any agreement of indemnification, other than indemnification rights granted in the Bylaws of USR;

                                             (v)          any agreement or undertaking pursuant to which USR is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any Person;

                                             (vi)         any powers of attorney granted by USR; and

                                             (vii)        any leases of real or personal property.

                         (b)        USR is not in violation or breach of any contract. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any contract on the part of USR or, to the knowledge of USR, any other party thereto or would permit the modification, cancellation or termination of any contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of USR or USR Sub. USR has not received in writing any claim or threat that USR or USR Sub has breached any of the terms and conditions of any contract.

                         (c)        The consent of, or the delivery of notice to or filing with, any party to a contract is not required for the execution and delivery by USR of this Agreement or the consummation of the transactions contemplated under the Agreement.

4.11                   Validity of USR Shares. The USR Shares to be issued to the Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.12                   Actions and Proceedings. There is no legal action, claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now (i) pending or, to the knowledge of USR, threatened against USR which involves any of the business, or the properties or assets of USR that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of USR taken as a whole (a “USR Material Adverse Effect”) or pending or, to the knowledge of USR, threatened against any current employee, officer or director of USR that, in any way relates to USR. USR is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

4.13                   Compliance.

                         (a)        To the best knowledge of USR, USR is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of USR;

                         (b)        To the best knowledge of USR, USR is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a USR Material Adverse Effect;

                         (c)        USR has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of USR, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

                         (d)        USR has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. USR has not received any notice of any violation thereof, nor is USR aware of any valid basis therefore.

4.14                   Filings, Consents and Approvals. USR will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other person that is necessary for the consummation by USR of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.15                   SEC Filings.

                         (a)        USR has furnished or made available to ECO and the Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by USR with the SEC (collectively, and as such documents have since the time of their filing been amended, the “USR SEC Reports”). USR has filed all SEC Reports required by it to be filed with the SEC and such reports have been filed timely or within any period of extension for filing allowed under applicable rules. The USR SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such USR SEC Reports or necessary in order to make the statements in such USR SEC Reports, in light of the circumstances under which they were made, not misleading.

                         (b)        Each of the financial statements (including, in each case, any related notes), contained in the USR SEC Reports, including any USR SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective filing date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of USR as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                         (c)        Between August 28, 2008 and the date hereof, except as disclosed in USR SEC Reports, there has not been any change in the business, operations or financial condition of USR that has had or reasonably would be expected to have a material adverse effect on USR.

                         (d)        USR and USR Sub do not have any liability or obligation (absolute, accrued, contingent or otherwise) other than those which arose in the ordinary course of their activities or under this Agreement.

4.16                   Absence of Undisclosed Liabilities. Immediately prior to Closing, other than professional fees, USR will not have any net liabilities or net obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, after taking into account USR’s cash and cash equivalents and receivables, that could in the aggregate exceed $20,000 which have not been paid or discharged at that time.

4.17                   Absence of Certain Changes or Events. Except as and to the extent disclosed in the SEC Reports, there has not been:

(a)	a USR Material Adverse Effect; or

(b)	any material change by USR in its accounting methods, principles or practices.

4.18                   No Subsidiaries. Other than Ecological Acquisition Corp., USR does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.19                   Personal Property. There are no fixtures, furniture, equipment, inventory, intellectual property, accounts receivable or other assets other than cash and its interest in this Agreement owned by USR. USR is not a party to any leases for real or personal property.

4.20                   Employees and Consultants. USR does not have any employees or consultants, except as disclosed in the SEC Reports. No unfair labor practice, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of USR, threatened against USR before the National Labor Relations Board, Equal Employment Opportunity Commission or any other governmental authority, and no grievance is pending, nor is any grievance, to the knowledge of USR, threatened against USR or USR Sub.

4.21                   Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which USR is a party.

4.22                   No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by USR to arise, between the accountants, and lawyers formerly or presently employed by USR, and USR is current with respect to any fees owed to its accountants and lawyers.

4.23                   Transactions With Affiliates and Employees. None of the current officers or directors of USR and none of the affiliates or employees of USR is presently a party to any transaction with USR (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of USR, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.24                   Listing on the OTC Bulletin Board. The USR Common Stock is quoted on the OTC Bulletin Board and USR has and continues to satisfy all of the requirements of the OTC Bulletin Board for such listing and for the trading of USR Common Stock thereunder. USR has not been informed, nor does it have any knowledge, that the Financial Industry Regulatory Authority or any other regulatory agency will take action to cease the USR Common Stock from being quoted on the OTC Bulletin Board.

4.25                   No Brokers. USR has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.26                   Benefit Plans. USR has not adopted nor is it party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of USR or any person affiliated with USR under Section 414(b), (c), (m) or (o) of the Code; provided except to the extent permitted in Section 5.2 hereof.

4.27                   Certain Transactions. USR is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.28                   Completeness of Disclosure. No representation or warranty by USR in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to ECO pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.29                   Tax Matters.

                          (a) Other than as disclosed to ECO, USR has filed all Tax Returns and reports that is was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by USR (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where USR does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are not Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of USR. There are no pending audits of notice of returns being audited.

                          (b) USR has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.30                   SEC Comments. Except as provided to ECO, USR has received no comments from SEC with respect to its SEC Reports filed with the SEC.

5.                       CLOSING CONDITIONS

5.1                     Conditions Precedent to Closing by USR. The obligation of USR to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of USR and may be waived by USR in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of ECO set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and ECO will have delivered to USR a certificate dated as of the Closing Date, to the effect that the representations and warranties made by ECO in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that ECO is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the ECO Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to USR, will have been executed and delivered to USR by ECO and the Shareholders.

(d)

Approvals. ECO shall have delivered to USR minutes of meetings, written consents or other evidence satisfactory to USR that the board of directors of ECO and Shareholders have approved this Agreement and the Plan of Merger. On the Closing Date, ECO will take all actions reasonably required to promptly file with the Secretary of State of the State of Nevada the Certificate of Merger.

(e)	Secretary’s Certificate – ECO. ECO will have delivered to USR a certificate from the Secretary of ECO attaching:

(i) a copy of ECO’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and,

(ii) copies of resolutions duly adopted by the board of directors of ECO approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f)

Third Party Consents. ECO will have delivered to USR duly executed copies of all third party consents and approvals required by this Agreement to be obtained by ECO, in form and substance reasonably satisfactory to USR.

(g)	Shareholder Approval. ECO will have obtained the required Shareholder approvals required by the Transaction in form and substance reasonably satisfactory to USR.

(h)	Regulatory Approvals and Consents. ECO will have obtained all approvals and consents required to carry out the Transaction, in form and substance reasonably satisfactory to USR.

(i)	No Material Adverse Change. No ECO Material Adverse Effect will have occurred since the date of this Agreement.

(j)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement, or,

(ii) cause the Transaction to be rescinded following consummation.

(k)	Outstanding Securities. ECO will have no more than 17,509,486 shares of ECO Common Stock issued and outstanding on the Closing Date.

(l)	Public Disclosure. ECO will have delivered substantive information about its assets and personnel satisfactory to USR for completion of its public disclosure of the Transaction details.

(m)

Compliance with Securities Laws. ECO will have delivered evidence satisfactory to USR that the ECO Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the Applicable Securities Legislation in reliance on a safe harbor from the registration requirements of the 1933 Act and the Applicable Securities Legislation.

(n)	Financial Statements. ECO will have delivered all financial statements of ECO prepared in US GAAP required to be filed by USR under Applicable Securities Legislation.

(o)	ECO Debts. At the Closing ECO shall have no liabilities, other than those in the ordinary course of business other than as disclosed in the Schedules hereto outstanding.

(p)

ECO Legal Opinion. USR will have received an opinion, dated as of the Closing Date, from counsel for ECO, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to USR and its counsel.

5.2                     Conditions Precedent to Closing by ECO. The obligation of ECO to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of ECO and may be waived by ECO in its discretion.

(a)

Representations and Warranties. The representations and warranties of USR and USR Sub set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and USR and USR Sub will have delivered to ECO a certificate dated the Closing Date, to the effect that the representations and warranties made by USR and USR Sub in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that USR is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. USR and USR Sub must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Compliance. Upon the closing of this Agreement, USR will be in compliance with its reporting requirements under the 1934 Act.

(d)

Transaction Documents. This Agreement, the USR Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to ECO, will have been executed and delivered to ECO by USR and USR Sub.

(e)	Secretary’s Certificate – USR and USR Sub. Each of USR and USR Sub will have delivered to ECO a certificate from their respective Secretary attaching:

(i) a copy of the articles of incorporation, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)

copies of resolutions duly adopted by the boards of directors of USR and USR Sub and copies of consents of the shareholder of USR Sub approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f)

Approvals. USR and USR Sub shall have delivered to ECO minutes of meetings, written consents or other evidence satisfactory to ECO that the board of directors of USR and USR Sub have approved this Agreement and the Plan of Merger and USR, as sole stockholder of USR Sub, has approved the Plan of Merger and Certificate of Merger. On the Closing Date, ECO and USR Sub are taking all actions reasonably required to promptly file with the Secretary of State of the State of Delaware the Certificate of Merger.

(g)

Director Appointments. On the Closing Date, William N. Plamondon III, Edward W Withrow III, Edward W Withrow Jr. and Shelly Meyers (the “Proposed Directors”) shall be appointed to the board of USR subject to applicable securities laws, provided that immediately prior to Closing the total number of board members of USR shall not exceed one (1) member. On the Closing Date, USR’s board of directors shall consist of William N. Plamondon III, Edward W Withrow III, Edward W Withrow Jr., Shelly Meyers and John L. Ogden.

(h)	No Material Adverse Change. No USR Material Adverse Effect will have occurred since the date of this Agreement.

(i)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement, or

(ii) cause the Transaction to be rescinded following consummation.

(j)

Outstanding Shares. USR will have issued and outstanding no more than 11,020,017 pre consolidated shares of USR Common Stock (5,510,009 post-consolidated shares of USR Common Stock) immediately prior to the issuance of the USR Shares as contemplated by this Agreement and USR warrants to purchase 180,500 pre- consolidated shares of USR common stock at an exercise price of $1.25 per share.

(k)	Regulatory Approvals and Consents. USR will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to ECO.

(l)	Public Market. On the Closing Date, the shares of USR Common Stock will be quoted on the OTC Bulletin Board. USR has not been informed, nor does it have any knowledge, that the NASD or any other regulatory agency will take action to cease the USR Common Stock from being quoted on the OTC Bulletin Board.

(m)	USR Debts. USR will have provided evidence that it has satisfied or will otherwise provide for payment or cancellation of all material debt on its books and accounts payable.

(n)

Assumption of Contracts. USR will enter into a mutually agreeable form of assignment and assumption agreement with ECO whereby it will assume all of ECO obligations under the ECO material agreements listed in Schedule 6 hereto.

(o)	Stock Consolidation. USR will have conducted a two (2) old for one (1) new reverse stock split of its authorized and issued and outstanding shares of its common stock.

(p)	Stock Cancellation. USR will have cancelled an aggregate of 4,000,000 pre- consolidation restricted shares of its common stock.

(q)

USR Legal Opinion. ECO will have received a legal opinion, dated as of the Closing Date, from counsel for USR, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to ECO and its counsel.

5.3                     Notification of Financial Liabilities. ECO will immediately notify USR in accordance with Section 9.6 hereof, if ECO receives any advice or notification from its independent certified public accounts that ECO has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of ECO, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

5.4                     Access and Investigation. Between the date of this Agreement and the Closing Date, ECO, on the one hand, and USR, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

5.5                     Confidentiality.

(a)

All information regarding the business of ECO including, without limitation, financial information that ECO provided to USR will be kept in strict confidence by USR and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the transaction to the public after the Closing), dealt with, exploited or commercialized by USR or disclosed to any third party (other than USR’s professional accounting and legal advisors) without the prior written consent of ECO. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from ECO, USR will immediately return to ECO (or as directed by ECO) any information received regarding ECO’s business, including copies thereof. Likewise, all information regarding the business of USR including, without limitation, financial information that USR provides to ECO during its due diligence investigation of USR will be kept in strict confidence by ECO and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by ECO or disclosed to any third party (other than ECO’s professional accounting and legal advisors) without USR’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from USR, ECO will immediately return to USR (or as directed by USR) any information received regarding USR’s business. Each party will provide an affidavit to the other that all documents were returned.

(b)

USR and ECO acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent will not be unreasonably withheld.

(c)

ECO acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of USR prior to Closing while in possession of material information about USR that has not been publicly disclosed.

(d)	USR acknowledges and agrees that it has previously executed a non-disclosure agreement with ECO and that it will continue to be obligated by the terms of that non- disclosure agreement.

5.6                     Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

5.7                     Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than June 1, 2009, ECO and USR will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of ECO or USR, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

5.8                     Conduct of ECO and USR Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that USR otherwise consents in writing, ECO will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that ECO otherwise consents in writing, USR will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

5.9                     Full Disclosure Requirement. USR possesses, or expects to possess on or before the required filing date, all of the financial statements and financial information required to be included in the Report on Form 8-K to be filed by USR within four (4) business days after the consummation on the transactions contemplated by this Agreement. ECO will use its commercially reasonable best efforts to cooperate fully in providing USR with all information and documentation reasonably requested.

5.10                   Post Closing - USR. USR acknowledges that the Shareholders may require legal opinions on the removal of the restrictive legends on the share certificates pursuant to Rule 144 of the 1933 Act in order to sell their USR Shares in the future. When a Shareholder reasonably requests it of USR, USR will pay for an attorney of USR’s choice to supply the legal opinion the Shareholder and will cooperate fully in providing the Shareholders with all information and documentation reasonably requested.

5.11                   Certain Acts Prohibited – ECO. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, ECO will not, without the prior written consent of USR:

(a)	amend its articles, bylaws or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of ECO except in the ordinary course of business;

(c)	dispose of or contract to dispose of any ECO property or assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the ECO Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of the ECO Common Stock;

(f)	split, combine or reclassify any ECO Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of ECO Common Stock; or,

(g)

materially increase benefits or compensation expenses of ECO, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

5.12                   Certain Acts Prohibited - USR. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, USR will not, without the prior written consent of ECO:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of USR except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any USR property or assets except in the ordinary course of business consistent with past practice;

(c)

materially increase benefits or compensation expenses of USR, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person; or

(d)

issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of Company;

5.13                   Public Announcements. Until the Closing Date, USR and ECO each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. ECO acknowledges that USR must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist USR in meeting its obligations.

6.                       CLOSING

6.1                     Closing. The Closing will take place on the Closing Date at the offices of the legal counsel for USR or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for ECO and USR, provided such undertakings are satisfactory to each party’s respective legal counsel.

6.2                     Closing Deliveries of ECO. At Closing, ECO will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to USR:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of ECO evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	all certificates and other documents required by Section 7.1 of this Agreement;

(c)	a certificate of an officer of ECO, dated as of Closing, certifying that:

(i) each respective covenant and obligation of ECO has been complied with, and

(ii) each respective representation, warranty and covenant of ECO is true and correct at the Closing as if made on and as of the Closing; and

(d)	the ECO Documents and any other necessary documents, including the Certificate of Merger, each duly executed by ECO, as required to give effect to the Transaction.

6.3                     Closing Deliveries of USR and USR Sub. At Closing, USR and USR Sub will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to ECO:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of USR and USR Sub evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	the USR Shares;

(c)	all certificates and other documents required by Section 7.2 of this Agreement;

(d)	a certificate of an officer of each of USR and USR Sub, dated as of Closing, certifying that:

(i) each covenant and obligation of USR and USR Sub, respectively has been complied with, and

(ii) each representation, warranty and covenant of USR and USR Sub, respectively, is true and correct at the Closing as if made on and as of the Closing; and

(e)	copies of resolutions of the board of directors of USR appointing the Proposed Directors of USR;

(f)

copy of the Securities and Exchange Commission Form 14F-1 to be filed with the Securities and Exchange Commission on behalf of USR reflecting the applicable changes in the Company as a result of the transactions contemplated hereby; and

(g)	the USR Documents and any other necessary documents, including the Articles of Merger each duly executed by USR and USR Sub, as applicable, as required to give effect to the Transaction;

7.                       TERMINATION

7.1                     Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of USR and ECO;

(b)

USR, if there has been a material breach by ECO or any Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of ECO or any Shareholder that is not cured, to the reasonable satisfaction of USR, within ten business days after notice of such breach is given by USR (except that no cure period will be provided for a breach by ECO or any Shareholders that by its nature cannot be cured);

(c)

ECO, if there has been a material breach by USR of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of USR that is not cured, to the reasonable satisfaction of ECO, within ten business days after notice of such breach is given by ECO (except that no cure period will be provided for a breach by USR that by its nature cannot be cured);

(d)	USR or ECO, if the Transaction contemplated by this Agreement has not been consummated prior to June 1, 2009 unless USR and ECO agree to extend such date in writing; or

(e)	USR or ECO, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

7.2                     Effect of Termination. In the event of the termination of this Agreement as provided in Section 7 hereto, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations

8.                       INDEMNIFICATION, REMEDIES, SURVIVAL

8.1                     Certain Definitions. For the purposes of this Section 8.1, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by USR or ECO including damages for lost profits or lost business opportunities.

8.2                     ECO Indemnity. ECO will indemnify, defend, and hold harmless USR and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by USR and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of ECO contained in or made pursuant to this Agreement, any ECO Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)

the breach or partial breach by ECO of any covenant or agreement of ECO made in or pursuant to this Agreement, any ECO Document or any certificate or other instrument delivered pursuant to this Agreement.

8.3                     USR and USR Sub Indemnity. Each of USR and USR Sub will indemnify, defend, and hold harmless ECO from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by ECO by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of USR or USR Sub, respectively contained in or made pursuant to this Agreement, any USR Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by USR or USR Sub of any covenant or agreement of USR of USR Sub, respectively, made in or pursuant to this Agreement, any USR Document or any certificate or other instrument delivered pursuant to this Agreement.

9.                       GENERAL

9.1                     Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

9.2                     Further Assurances and Provision of Information. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. ECO agrees to provide such information as requested by USR in a timely manner prior to closing, and allow USR and its representatives free access to all books, records, and other information of ECO and to their personnel and advisors.

9.3                     Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4                     Expenses. ECO will bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

9.5                     Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

9.6                     Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

9.7                     Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.8                     Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

9.9                     Assignment. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval will not be unreasonably withheld by any of the parties to this Agreement.

9.10                    Force Majeure. The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties’ reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

9.11                    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein and the courts thereof will have non-exclusive jurisdiction over any disputes relating hereto.

9.12                     Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

9.13                     Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.14                      Facsimile Execution. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

9.15                      Independent Legal Advice. All parties to this agreement confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and have consulted their respective advisors respecting the legal effects of this Agreement and any tax implications of the Transaction.

9.16                       Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

USR TECHNOLOGY, INC. (a Nevada corporation)

By:  /s/ John L. Ogden
        Authorized Signatory
        Name:  John L. Ogden
        Title:    President, Chairman and
                     Director

ECOLOGIC TRANSPORTATION, INC. (a Nevada corporation)

By:  /s/ William N. Plamondon III
        Authorized Signatory
        Name: William N. Plamondon III
        Title:    President

ECOLOGICAL ACQUISITION CORP. (a Nevada corporation)

By: /s/ John L. Ogden
        Name: John L. Ogden
        Title: President

SCHEDULE 1

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

ECO Shareholders

Name	Number of ECO Common Shares held before Closing	Number of USR Shares to be received on Closing
Edward W. Withrow III	3,268,741	3,268,741
Kyle W. Withrow	900,000	900,000
Michael Borkowski	850,000	850,000
DLJB, LLC	950,000	950,000
Capital Group Communication, Inc.	500,000	500,000
C & H Capital Group,	500,000	500,000
Palisades Management, LLC	500,000	500,000
William N. Plamondon III	4,159,750	4,159,750
Brooke Carlyle, Ltd.	750,000	750,000
Christian Oliver	150,995	150,995
Edward W. Withrow Jr	100,000	100,000
Margret Kasper Withrow	100,000	100,000
Nicole R. Withrow	100,000	100,000
Christopher Withrow	25,000	25,000
Katie Withrow	25,000	25,000
Jim & Gwen Withrow	25,000	25,000
Caroline D. Kasper	25,000	25,000
Margret Dell Mackey	25,000	25,000
Josh Mackey	25,000	25,000
Emma Mackey	25,000	25,000
Howard Kazanjian	35,000	35,000
Jay Robertson	100,000	100,000
Jack Gian	25,000	25,000
Jennifer Ellenburg	50,000	50,000
Laura Weaver	25,000	25,000
Colby Gelner	25,000	25,000
Daima Calhoun	25,000	25,000
Maria K. Sandoval	1,000,000	1,000,000
Erin Davis	1,000,000	1,000,000
Daniel Sandoval	25,000	25,000
Brien Dirito	25,000	25,000
Gardner Williams	25,000	25,000
Norman Kunin	50,000	50,000
Victor Parker	25,000	25,000
Robert Pautsch	50,000	50,000
Diane Ernest	20,000	20,000
Patrick Chandler	25,000	25,000
Chandler Chandler	25,000	25,000
Myles J. Lambert	50,000	50,000

Name	Number of ECO Common Shares held before Closing	Number of USR Shares to be received on Closing
Frank C. Jackson	50,000	50,000
Paul E. Christiansen	50,000	50,000
Anthony Piziali	25,000	25,000
Warren K. Withrow	25,000	25,000
Wilton Acquisition Corp	250,000	250,000
Palisades Management, LLC	1,200,000	1,200,000
Sheila Creal	25,000	25,000
Elaine Shamir	25,000	25,000
Dave Wellstone	25,000	25,000
Legacy Partners	25,000	25,000
TOTAL	17,309,486	17,309,486

SCHEDULE 2

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

Directors And Officers Of ECO

Name and Positions held

William N. Plamondon III	CEO & Director
Edward W. Withrow III	Chairman of the Board
Edward W. Withrow Jr	Director
Shelly Meyers	Director
Kyle W. Withrow	Secretary

SCHEDULE 3

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

Directors And Officers Of USR

Name and Positions held

John L. Ogden	President, Chairman and Director

SCHEDULE 4

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

ECO Liabilities

As of the Agreement and Plan of Merger Dated April 26, 2009 Ecologic Transportation, Inc. does not have any liabilities.

SCHEDULE 5

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

ECO Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests

The only existing lease that ECO has is with Ocean Avenue, LLC:

Located At:
1333 Ocean Ave Suite D + H
Santa Monica, CA 90401

Eco has no subleases, claims, capital expenditures, taxes or other property interests.

SCHEDULE 6

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

ECO Material Contracts

William N Plamondon III	CEO- Employment Contract for the Position

Capital Group Communications	Investor Relations Agreement

Chase Mellen Esq.	The Mellen Law Group Opinion Letter

Moore and Associates	Engagement Letter for ECO Financial Audit

SCHEDULE 7A

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO
AND THE SHAREHOLDERS OF ECO

Form of Certificate of U.S. Shareholder

In connection with the issuance of common stock (the “Pubco Shares”) of USR Technology, Inc., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Agreement and Plan of Merger dated April 26, 2009 (the “Agreement”), between Pubco and Ecologic Transportation, Inc. as set out in the Agreement the undersigned Selling Shareholder (a “Selling Shareholder”), hereby agrees, acknowledges, represents and warrants that:

1.        it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “1933 Act”), as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

_______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Pubco Shares, with total assets in excess of US $5,000,000.

_______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.

_______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_______	Category 6	A director or executive officer of Pubco.

_______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated Person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Selling Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity: _________________________________________________________________

2.         none of the Pubco Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in compliance with any applicable state and foreign securities laws;

3.         the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.         the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

5.         the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

6.         Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the 1933 Act;

7.         Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

8.         the Selling Shareholder has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

9.         the Selling Shareholder and the Selling Shareholder’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

10.        the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the Selling Shareholder’s attorney and/or advisor(s);

11.        the Selling Shareholder:

(a)        is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Selling Shareholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)        the Selling Shareholder is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Selling Shareholder is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)        understands and agrees that the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)        the acquisition of the Pubco Shares by the Selling Shareholder does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the Selling Shareholder will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of Pubco, acting reasonably;

12.        the Selling Shareholder (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

13.        the Selling Shareholder is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

14.        no person has made to the Selling Shareholder any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

15.        none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Selling Shareholder that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

16.        the Selling Shareholder is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

17.        neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

18.        the Selling Shareholder acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

19.        Pubco has advised the Selling Shareholder that Pubco is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation (as such term is defined in the Agreement) to issue the Pubco Shares, and the Selling Shareholder will not receive information that would otherwise be required to be provided to the Selling Shareholder pursuant to Applicable Securities Legislation.

20.        the Selling Shareholder understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

21.        the address of the Selling Shareholder included herein is the sole address of the Selling Shareholder as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Address	Address

Type of Entity	Social Security/Tax I.D. Number

Social Security/Tax I.D. Number

SCHEDULE 7B

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO
AND THE SHAREHOLDERS OF ECO

Form of Certificate of Non-U.S. Shareholder

In connection with the issuance of common stock (the “Pubco Shares”) of USR Technology, Inc., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Agreement and Plan of Merger dated April 26, 2009 (the “Agreement”), between Pubco and the shareholders of Ecologic Transportation, Inc. as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

          1.           the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

          2.           none of the Purchaser Securities have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

          3.           the undersigned understands and agrees that offers and sales of any of the Purchaser Securities prior to the expiration of a period of one year after the date of original issuance of the Purchaser Securities (the one year period hereinafter referred to as the Distribution Compliance Period) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

          4.           the undersigned understands and agrees not to engage in any hedging transactions involving any of the Purchaser Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

          5.           the undersigned is acquiring the Purchaser Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Purchaser Securities in the United States or to U.S. Persons;

          6.           the undersigned has not acquired the Purchaser Securities as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Purchaser Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Purchaser Securities; provided, however, that the undersigned may sell or otherwise dispose of the Purchaser Securities pursuant to registration thereof under the U.S.

Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

          7.           the statutory and regulatory basis for the exemption claimed for the sale of the Purchaser Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

          8.           the undersigned has not undertaken, and will have no obligation, to register any of the Purchaser Securities under the U.S. Securities Act;

          9.           Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of Vendor contained in the Agreement and those of the undersigned contained in this Certificate, and the undersigned will hold harmless Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by Vendor and/or the undersigned not being true and correct;

          10.           the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Purchaser Securities and, with respect to applicable resale restrictions, is solely responsible (and Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

          11.           none of the Purchaser Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Purchaser Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Purchaser on the OTC Bulletin Board;

          12.           the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Purchaser Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchaser Securities;

          13.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchaser Securities;

          14.           the Purchaser Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

          15.           the undersigned acknowledges and agrees that Purchaser shall refuse to register any transfer of Purchaser Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

          16.           the undersigned understands and agrees that the Purchaser Securities will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

          17.           the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Address	Address

Type of Entity	Social Security/Tax I.D. Number

Social Security/Tax I.D. Number

SCHEDULE 8

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

ECO Employees and Consultants

Employees:

Name	Position
N/A	N/A

Contractors:

William N Plamondon

Capital Group Communications

The Law Offices of Chase Mellen, Esq.

Moore and Associates

SCHEDULE 9

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

PATENTS AND TRADEMAKS

Patents

At this time no patents are attached to Ecologic Transportation, Inc.

Trademarks

Pending Trademarks:

Ecologic Transportation, Inc. (Logo)

 drive.green.cars

drive a difference

SCHEDULE 10

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

ECO Financial Statements

Audited Financial Statement for Year End December 31, 2009:

Prepared by Moore and Associates
Chartered Accountants and Advisors
6490 West Desert Inn Rd, Las Vegas, NV 89146
702.253.7499

SCHEDULE 11

TO THE AGREEMENT AND PLAN OF MERGER DATED APRIL 26, 2009 AMONG USR, ECO AND USR SUB

Pending or Threatened Litigation, Claims and Assessments

There are no known pending or threatened litigation, claims or assessments against Ecologic Transportation, Inc.

Unasserted Claims and Assessments

There are no known unasserted claims and assessments against Ecologic Transportation, Inc.